SEC File No. 333-151089, as filed on October 27, 2008

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNION PACIFIC RESOURCE GROUP, INC
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

2090
(Primary Standard Industrial Classification Code Number)

20-5849780
(IRS Employer Identification No.)

4666 Mission Avenue, Suite 1
San Diego, CA 92116
Telephone (619) 819-7595
Facsimile (619) 839-3177
(Address and telephone number of registrant’s principal executive offices)

Law Office of Michael M. Kessler, P.C.
3436 American River Drive, Suite 11
Sacramento, CA  95864
Telephone (916) 239-4000
Facsimile (916) 239-4008
 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated  filer or a smaller reporting company.

Large accelerated filer [ ]                                                                Accelerated Filer [ ]
Non-accelerated filer   [ ]                                                                Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

Proposed Title of Securities		Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Amount to be Registered	Offering Price Per Share (2)	Offering Price	Registration Fee (1)

Common Stock	4,000,000 Shares	$0.50	$2,000,000	$78.60

(1)	This is an initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $.001 per share.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

PROSPECTUS
Union Pacific Resource Group, Inc.
4,000,000 Shares of Common Stock
$0.50 per share
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This is the initial offering of Common stock of Union Pacific Resource Group, Inc. and no public market exists for the securities being offered. Union Pacific Resource Group, Inc. is offering for sale a total of 4,000,000 shares of its Common Stock on a "self-underwritten", best effort, all or none basis. The shares will be offered at a fixed price of $0.50 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. This offering is on a best effort, all or none basis, without interest or deduction, however there is no assurance we will be able to do so. See "Use of Proceeds" and "Plan of Distribution".

Union Pacific Resource Group, Inc., is a development stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Offering Price Per Share	Total Amount of Offering	Underwriting Commissions	Proceeds to us

Common Stock	$0.50	$2,000,000	$0.00	$2,000,000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, Dated:_______________________________________

UNION PACIFIC RESOURCE GROUP, INC.
4666 MISSION AVENUE SUITE 1
SAN DIEGO, CALIFORNIA 92116

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our,"  “Union,” and “the Company” are to Union Pacific Resource Group, Inc.

General Information about Our Company

Union Pacific Resource Group, Inc. (the "Company") was incorporated in the State of Nevada on April 12, 2007 as a development stage company, with the purpose of marketing green bean organic and non-organic coffee grown in Papua New Guinea, as well as other spices, to coffee and spice vendors in the United States, Canada, Asia and Europe. We intend to use the net proceeds from this Offering to develop our business operations. (See "Use of Proceeds.”) We are a development stage company with no revenues and a limited operating history.

Union Pacific has a specific business plan that we plan to aggressively execute with current funding. Our Chief Executive Officer has the experience and knowledge in the commodity industry to successfully execute our business plan.  We are a new corporation in the implementation and development stages of our business and we plan to perform tasks appropriate to the completion our plan.

As of October 15, 2008, our start-up and development activities have centered around two key projects in Papua New Guinea and have included the evaluation of potential customers in the United States, Europe, Asia and Canada; meetings and discussions held in Papua New Guinea; coffee and spice farmer evaluation and testing of green bean coffee and spices; and the reviewing of green bean coffee and spice production in Papua New Guinea.

Union Pacific has also developed a database pertaining to the coffee and spice farms and farmers of Papua New Guinea. The database details farm locations, numbers of producing trees, farm sizes (hectares) current production levels, potential future production, coffee and spice species and variety, method of transportation and classification of farmers as organic and non-organic producers.

As of October 15, 2008, we have not purchased green bean coffee in Papua New Guinea and we have not sold any spices, essential oils or green bean coffee in the United States, Europe, Asia or Canada.

Our administrative offices are currently located at 4666 Mission Blvd, Suite 1, San Diego, California, for which we pay $0.00 per month in rent which is contributed by one of our shareholders. We plan to use these offices until we require larger space. Our registered statutory office is located at 2620 Regatta Dr. Suite 102, Las Vegas, NV. Our fiscal year end is June 30.

The Offering

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:	4,000,000 shares of common stock, par value $.001.

Offering Price per Share:                                                                     $0.50

Offering Period:	The shares are being offered for a period not to exceed 180 days.

Net Proceeds to Our Company:                                                         $2,000,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding
Before the Offering:                                                                             30,000,000

Number of Shares Outstanding
After the Offering:                                                                               34,000,000

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

Risks Associated with our Company:

Roger Renken, the President, Secretary and Treasurer and Chairman of the Board of Directors of the company, currently devotes approximately 30 hours per week to company matters.  He does not have any public company experience and is involved in other business activities. The Company's needs could exceed the amount of time or level of experience he may have. This could result in his inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to be in the third quarter of 2009. Until that time the responsibility of developing the company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Roger Renken. While he has business experience including management and accounting, he does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

Since we are a development stage company, have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Our company was incorporated in the State of Nevada; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

We do not yet have any substantial assets and are totally dependent upon the proceeds of this offering to fully fund our business. If we do not sell all of the shares in this offering and receive all of the proceeds, we will have to seek alternative financing to complete our business plans or abandon them.

The only cash currently available is the cash paid by Magellan Global Fund, LP for the acquisition of their shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

We cannot predict when or if we will produce revenues, which could result in a total loss of your investment if we are unsuccessful in our business plans.

We have not yet sold any product and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

Our Company’s dependence upon the price of coffee and spices.

Our continued existence and future profitability is highly dependent upon the price of coffee and spices. The economic viability of coffee and spices is highly dependent on, among other factors, political issues and general economic conditions. During periods of economic downturn or slow economic growth, coupled with eroding consumer confidence or rising inflation, the price and/or sale of coffee and spices could be severely impacted. Such factors would likely have an immediate effect on our business operations and/or profitably, which could result in a loss of your investment or ability to liquidate any Shares you purchase in this Offering.

The farming, marketing and sales industry for coffee and spices is speculative.

The organic and non-organic coffee and spices business is speculative in nature, involving risks that experience may not overcome, often resulting in unproductive efforts. We are in the development stage of this Corporation and are dependent on the proceeds of this Offering for the funds necessary to carry out the initial stages of our business plan. We cannot guarantee that our business plan will be successful, which could result in a total loss of any investment you make in the Shares offered herein.

We are subject to risks inherent in the coffee and spice industry and at present, we do not have any insurance against such risks.

The coffee and spice business is generally subject to a number of risks and hazards, including environmental hazards, industrial hazards, labor disputes, geologic conditions, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes.

At the present time we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. We may become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Operations will be subject to risks normally encountered in the coffee and spice business.

We may be delayed by or unable to comply with government and environmental laws as they effect exports of products.

We may be delayed by or unable to comply with government and export laws, rules and regulations related to our proposed operations which could severely impact our business operations. Our business plan will be subject to extensive laws, rules and regulations. Various permits may be required to continue or commence certain aspects of the business plan. There is no assurance that export standards more stringent than those presently in effect may not be enacted, which could adversely affect future operations. We are not assured of receiving any export permits as and when needed for operations, or at all. This industry may find itself in conflict with the interests of local export companies which could have an adverse affect on the coffee or spice industry.

We will be subject to compliance with governmental regulation that may increase the anticipated time and cost of our marketing and inventory acquisition program.

There are several governmental regulations that may materially restrict operations. We will subject to the laws of the State of Nevada and Papua New Guinea as we carry out our operations. We may be required to obtain work permits, post bonds which are more expensive then originally budgeted for.

We can provide no assurance that we will be able to successfully advance our business plan into commercial revenues.

Our business plan hinges on generating revenue from the sale of coffee and spices; if our operations programs are successful, we will require additional funding in order to continue to advance our interests. In such event, we may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible, and you may lose your entire investment in this Offering.

Because of the competitive nature of the coffee and spice industry, we may be unable to maintain purchase on acceptable terms, which will materially affect our financial condition.

The coffee and spice industry is competitive in an all phases and we face strong competition in all aspects of our business plan. Many of our competitors have greater financial resources, operational history and technical capabilities. As a result of this competition, we may be unable to maintain or purchase inventory on acceptable terms. Consequently, our operations and financial condition could be materially adversely affected.

We are subject to the many risks of doing business internationally, including but not limited to the difficulty of enforcing liabilities in foreign jurisdictions.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we are registered as a foreign corporation doing business in Papua New Guinea and are subject to the local laws of Papua New Guinea governing investors’ ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Papua New Guinea courts having jurisdiction without reexamination of the merits of the case.

We do business in a country that is subject to a high degree of political risk and may be subject to terrorist acts.

Papua New Guinea is a country subject to a relatively high degree of political risk. In February 1995, for example, EFIC of the Commonwealth of Australia downgraded Papua New Guinea to the "D" political risk category, which is its category of highest risk. Our entitlement to potential properties located in Papua New Guinea is subject to political, economic and other uncertainties, including the risk of civil rebellion, expropriation, nationalization, renegotiation or nullification of existing contracts, export licenses and permits or other agreements, changes in laws or taxation policies, currency exchange restrictions, changing political conditions and international monetary fluctuation. Future Papua New Guinea Government actions concerning the economy or the operation and regulation of nationally important facilities such as mines could have a significant effect on our prospective properties. No assurances can be given that we or any future properties will not be adversely affected by future developments in Papua New Guinea.

Because we operate in a foreign country, our business is subject to foreign currency fluctuations and risks which could severely impact our revenues and results of operations.

A portion of our business will be conducted in a currency other than the U.S. Dollar, however, the Papua New Guinea Kina has traded in a fairly narrow range over the past several years, so we currently only have limited exposure to exchange rate fluctuations. At some point in the future, the exchange rate could fluctuate substantially more which would cause us exposure to exchange rate risk, as our profits would then be subject to exchange rate fluctuations. Any broad-based regional currency crisis - possibly caused by a revaluation of the Papua New Guinea Kina-could cause a major shift in the exchange rate, as could a dramatic collapse of the US dollar. If in the future, there are much wider fluctuations in the exchange rate, we may attempt to reduce our transaction and translation gains and losses associated with converting foreign currency into U.S. Dollars by entering into foreign exchange forward contracts to hedge certain transaction and translation exposures. Terrorism is a threat throughout the world. Attacks can happen without warning any time and in any place in the world. Statements by international terrorist groups have called for attacks against Western interest in various regions around the world. We continue to receive reports that terrorists are planning attacks including against places frequented by foreigners.  Papua New Guinea condemns, in the strongest possible terms, all actions of terrorism and will cooperate and assist each other in the fight against terrorism, in order to secure and facilitate trade and investment liberalization, and economic growth in the region.

Risks Associated with this Offering:

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”   The effective result being fewer purchasers qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans and you would receive a return of your entire investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and directors, who will receive no commissions. We will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that we will be able to sell any of the shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Union Pacific Resource Group, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost of $.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.50 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.059 per share, $.441 less than what you paid for them.

All proceeds from the offering will be deposited into our business operating account, there is no guarantee all of the funds will be used as outlined in this prospectus.

All funds received from the sale of shares in this offering will be deposited into our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds Table” infra. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

Our directors will continue to exercise significant control over our operations, which means as a minority shareholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering.

After the completion of this offering, our executive officers and directors will own 88% of our common stock. Due to the controlling amount of their share ownership, they will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $10,000 cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $2,000,000. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

Proceeds to Us:	$ 2,000,000

Advertising and Marketing	100,000
Analyzing coffee and oils market and preparing market reports	200,000
Transfer Agent and filing fees	10,000
Accounting, Auditing and Legal	15,000
Office and Administration	100,000
Working Capital	1,575,000

Total Net Proceeds	$ 2,000,000

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2008, the net tangible book value of our shares was $30,000 or approximately $0.001 per share, based upon 30,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $2,000,000, the net tangible book value of the 34,000,000 shares to be outstanding will be $2,000,000, or approximately $0.059 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (30,000,000 shares) will be increased by $0.058 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.50 per Share) of $0.441 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.059 per share, reflecting an immediate reduction in the $0.50 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 88% of the total number of shares then outstanding, for which they will have made a cash investment of $30,000, or $0.001 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 12% of the total number of shares then outstanding, for which they will have made a cash investment of $2,000,000, or $0.50 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to June 30, 2008:

Price Paid per Share by Existing Shareholders	$0.001
Public Offering Price per Share	$0.500
Net Tangible Book Value Prior to this Offering	$0.001
Net Tangible Book Value After this Offering	$0.059
Increase in Net Tangible Book Value per Share Attributable
to cash payments from purchasers of the shares offered	$0.058
Immediate Dilution per Share to New Investors	$0.441

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

Existing Stockholders	$0.001	30,000,000	88%	$30,000
Investors in this Offering	$0.500	4,000,000	12%	$2,000,000

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Roger Renken, our CEO and sole director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Our officer and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of their participation; and

b.
Our officer and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officer and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.
Our CEO and our directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, directors, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The shares will be sold at the fixed price of $0.50 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date").

Deposit of Offering Proceeds

This is a “best effort”, “all or none” offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $2,000,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Union Pacific Resource Group, Inc.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own 88% of our outstanding shares and the purchasers in this offering will own 12%.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to June 30, 2008, included in this prospectus has been audited by De Joya Griffith & Company, LLC. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The law offices of Michael M. Kessler, Esq., 3436 American River Drive, Suite 11, Sacramento, California 95864, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

General Information

Union Pacific Resource Group, Inc. was incorporated in Nevada on April 12, 2007. In June of 2007 the board of directors voted to seek capital and began development of our business plan. We received our initial funding of $30,000 through the sale of common stock to an institutional investor.

Overview

Union Pacific Resource Group, Inc. (the "Company") was incorporated in the State of Nevada on April 12, 2007 as a development stage company, with the purpose of marketing green bean organic and non-organic coffee grown in Papua New Guinea, as well as other spices, to coffee and spice vendors in the United States, Canada, Asia and Europe. We are a development stage company with no revenues and a limited operating history.

We have a very specific business plan that we are executing as aggressively as we can with our current funding. Our Chief Executive Officer has the experience and knowledge in the commodities industry to successfully execute the business plan. We are a new company early in the implementation of our business plan and performing those tasks necessary to raise the appropriate funding to complete the plan.

As of October 15, 2008, our startup and development activities have included the evaluation of potential customers in the United States, Europe, Asia and Canada; meetings and discussions held in Papua New Guinea; spice and coffee farmer evaluation and testing of varies spices and green bean coffee; and reviewing of the spices and green bean coffee production in Papua New Guinea. We have also developed a database pertaining to the spice and coffee farms and farmers of Papua New Guinea. The database details include the location of farms, number of producing trees, farm size in hectares, current production, potential future production, spice and coffee species, variety, method of transportation and classification of farmers as organic and non-organic producers. As of October 15, 2008, we have not purchased green bean coffee in Papua New Guinea and we have not sold any spices, essential oils or green bean coffee in the United States, Europe, Asia and Canada.

Our Commodity Projects

Union Pacific Resource Group, Inc. expects to generate revenue from the sale of green bean organic and non-organic premium grade Papua New Guinea grown coffee and spices such as cardamom, nutmeg, turmeric and vanilla. Our plan is to sell Papua New Guinea grown spices, essential oils and green coffee beans directly to wholesalers, coffee brokers, coffee roasters, retail coffee shops, specialty grocery and gourmet food stores. As of the date of this prospectus, we do not have any customers; nor have we purchased, processed or sold any green bean coffee or spices in the United States, Europe, Asia or Canada. We believe that no disproportionately significant amount of revenue will come from any single customer, therefore, we do not expect to depend on any single customer.

Essential oils are derived from volatile aromatic compounds found in plants which are primarily used in the flavor and fragrance industries as a source of flavor and aroma and in the pharmaceutical industry for its functional properties. However, a growing demand has expanded the market for the use of essential oils in modern Aromatherapy. These are the spices we have selected for the production of essential oils; Cardamom Oil, Patchouli Oil, Kananga Oil, Lemon Grass Oil and Citronella Oil.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceedings.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Capital Resources and Liquidity

Our Capital resources consist primarily of cash of approximately $11,970 at October 15, 2008.

Dividends
We do not anticipate the payment of dividends in the foreseeable future.

Cash Flows

We do not generate cash flow from our marketing plan operations. We fund our operations by issuing equity capital

Contractual Obligations

We have no long-term debt and do not anticipate that we will require debt financing for current planned expenditures.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements or transactions and none are contemplated.

Legal Proceedings

We are currently not subject to any legal proceedings.

Outstanding Share Data

We have one class of shares and there were 30,000,000 shares issued and outstanding as of October 15, 2008 on a fully diluted basis.

Papua New Guinea Business and Political Risks

Papua New Guinea is a country subject to a relatively high degree of political risk. In February 1995, for example, EFIC of the Commonwealth of Australia downgraded Papua New Guinea to the "D" political risk category, which is its category of highest risk. Our entitlement to potential properties located in Papua New Guinea is subject to political, economic and other uncertainties, including the risk of civil rebellion, expropriation, nationalization, renegotiation or nullification of existing contracts, licenses and permits or other agreements, changes in laws or taxation policies, currency exchange restrictions, changing political conditions and international monetary fluctuation. Future Papua New Guinea Government actions concerning the economy or the operation and regulation of nationally important facilities could have a significant effect on our prospective sources of beans and oils. No assurances can be given that we or any future sources will not be adversely affected by future developments in Papua New Guinea.

Financing Risks

We have limited financial resources, have no source of operating cash flow and have no assurance that additional funding will be available to it for further marketing efforts  of our beans and oils or to fulfill our obligations under any applicable agreements. There can be no assurance that additional required funds will become available to us on acceptable terms, if at all. Future sales of equity capital may result in a substantial dilution to purchasers of such equity capital.

Distribution Methods

We initially plan to market the coffee beans and the oils in normal U.S. and international markets associated with the industry.

Competition

The coffee and spice industry is highly competitive in an all phases and we face strong competition internationally and in the domestic markets in all aspects of our business plan. Many of our competitors have stronger financial resources, operational history and technical capabilities then we do. As a result of this competition, we may be unable to maintain or purchase inventory on acceptable terms. Consequently, our operations and financial condition could be materially adversely affected. We cannot give any assurances that we will be able to compete without adequate financial resources.

Employees and Employment Agreements

We currently have one employee, our executive officer, Roger Renken who currently devotes 30 hours a week to our business and is responsible for the primary operation of our business. There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

We do not currently own any property.  We are currently operating out of the premises located at 4666 Mission Blvd, Suite 1, San Diego California. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-  contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

-  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  price for the penny stock and the significance of the spread between the bid and ask price;

-  contains a toll-free telephone number for inquiries on disciplinary actions;

-  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-  contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-  the bid and offer quotations for the penny stock;

-  the compensation of the broker-dealer and its salesperson in the transaction;

-  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-  monthly account statements showing the market value of each penny stock held in the customer's  account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officer and directors, who will offer and sell the Shares, is aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

We have appointed Stocktrans, Inc., 44 West Lancaster Ave, Ardmore, PA 19003; telephone (800) 733-1121, as the stock transfer agent for our securities.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception, April 20, 2007, to June 30, 2008.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have generated no revenue since inception and have incurred $22,230 in miscellaneous expenses through June 30, 2008.

The following table provides selected financial data about our company for the period from the date of incorporation through June 30, 2008 and 2007.  For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	6/30/2008	6/30/2007
Cash	$11,970	$26,990
Total assets	$11,970	$26,990
Total liabilities	-	-
Stockholders' equity	$11,970	$26,990

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our directors have verbally agreed to advance the company funds to complete the registration process.

Plan of Operation

Assuming sale of all the Shares in this offering and receipt of all the proceeds, of which there is no guarantee, we estimate that we will use most of the funds received during the next 12 months to complete our marketing analysis program and acquisition of inventory for sale purposes.

Limited Operating History

There is little to no historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in the Shares. We are still in the organizational stages and have not yet generated or realized any revenues from operations. We cannot guarantee we will be successful in our business operations or will achieve significant levels of market acceptance for our proposed business. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in obtaining contracts for our product, possible cost overruns due to price and cost increases in in the coffee bean and oils market we require and the absence of an operating history. Therefore, we cannot guarantee we will be able to achieve or maintain profitable operations. Further, there is no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

Upon successful completion of this offering, we intend to pursue our marketing activities to determine if viable the coffee and oils markets that we have identified warrants further development. Until we commence or sale of products, we estimate our monthly expenses will be minimal, (less than $2,500 per month) and these monies will be used only in background data research efforts on our marketing and sales programs.

Once we have established that our marketing plans warrants further efforts into inventory acquisition then at that time, our Management will need to assess the merits of seeking additional financing to provide the capital we will require to implement additional product acquisition.
The timing and total amount of capital requirements cannot be predicted at this time and we have no assurance that any financing will be available to us on acceptable terms, as and when we need it, if at all. If such financing is not available on satisfactory terms, as and when needed, we may be unable to continue our marketing activities or expand our operations; therefore, our operating results may be adversely affected. Equity financing could also result in additional dilution to then existing shareholders.

Critical Accounting Policies

a.   Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a June 30, year-end.

b.   Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.  SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.  The Company has adopted the provisions of SFAS No. 128 effective April 20, 2007 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c.   Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d.  Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

e.   Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

New Accounting Pronouncenents:

In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statement No. 133 and 140”. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”

This Statement:

a.	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation

b.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133

c.
Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives

e.
Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

The provisions of this Statement will be effective for the Company beginning with its fiscal year ending June 30, 2008. Management believes that the adoption of this Statement will not have any immediate material impact on the Company.

In March 2006, the Financial Accounting Standards Board (FASB) issued SFAS 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.
Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations:

a.	A transfer of the servicer’s financial assets that meets the requirements for sale accounting

b.
A transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities

c.	An acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities:

a.
Amortization method—Amortize servicing assets or servicing liabilities in proportion to and over the period of estimated net servicing income or net servicing loss and assess servicing assets or servicing liabilities for impairment or increased obligation based on fair value at each reporting date.

b.
Fair value measurement method—Measure servicing assets or servicing liabilities at fair value at each reporting date and report changes in fair value in earnings in the period in which the changes occur.

4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

This Statement requires an employer that is a business entity and sponsors one or more single-employer defined benefit plans to:

a.
Recognize the funded status of a benefit plan—measured as the difference between plan assets at fair value (with limited exceptions) and the benefit obligation—in its statement of financial position. For a pension plan, the benefit obligation is the projected benefit obligation; for any other postretirement benefit plan, such as a retiree health care plan, the benefit obligation is the accumulated postretirement benefit obligation.

b.
Recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to FASB Statement No. 87, Employers’ Accounting for Pensions, or No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions. Amounts recognized in accumulated other comprehensive income, including the gains or losses, prior service costs or credits, and the transition asset or obligation remaining from the initial application of Statements 87 and 106, are adjusted as they are subsequently recognized as components of net periodic benefit cost pursuant to the recognition and amortization provisions of those Statements.

c.	Measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions).

d.
Disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation.

This Statement also applies to a not-for-profit organization or other entity that does not report other comprehensive income. This Statement’s reporting requirements are tailored for those entities.

This Statement amends Statement 87, FASB Statement No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, Statement 106, and FASB Statement No. 132 (revised 2003), Employers’ Disclosures about Pensions and Other Postretirement Benefits, and other related accounting literature. Upon initial application of this Statement and subsequently, an employer should continue to apply the provisions in Statements 87, 88, and 106 in measuring plan assets and benefit obligations as of the date of its statement of financial position and in determining the amount of net periodic benefit cost. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”. A noncontrolling interest, sometimes called a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require:

•
The ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity.

•	The amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income.

•
Changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. A parent’s ownership interest in a subsidiary changes if the parent purchases additional ownership interests in its subsidiary or if the parent sells some of its ownership interests in its subsidiary. It also changes if the subsidiary reacquires some of its ownership interests or the subsidiary issues additional ownership interests. All of those transactions are economically similar, and this Statement requires that they be accounted for similarly, as equity transactions.

•
When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment.

•	Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

In March 2008, the Financial Accounting Standards Board (FASB) issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”. The use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. Constituents have expressed concerns that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide adequate information about how derivative and hedging activities affect an entity’s financial position, financial performance, and cash flows. Accordingly, this Statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In May 2008, the Financial Accounting Standards Board (FASB) issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles”. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In May 2008, the Financial Accounting Standards Board (FASB) issued SFAS 163, Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, Accounting for Contingencies. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.

This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise’s risk-management activities. This Statement requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period (including interim periods) beginning after issuance of this Statement. Except for those disclosures, earlier application is not permitted.

Changes in and Disagreements with Accountants on Accounting and Financial Dislosure

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Roger Renken	52	President, Secretary, Treasurer, Chief Executive Officer
Nicholas Lahanas	38	Director
Harry Orfanos	43	Director

The persons named above have held their offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. These officers and directors are our only officers, directors, and promoters.

Background Information about Our Officers and Directors

Roger Renken- Chairman, President, CEO, Secretary,

Mr. Roger Renken has been President and CEO and Chairman of the Board of Directors of the company since inception. Mr. Renken was in the United States Navy where he was an electrician onboard nuclear fast attack submarines. He was honorably discharged in 1980. Mr. Renken is a gemologist having studied at the Gemological Institute of America where he received his certificate in 1980. Mr. Renken has worked as a stock broker for E.F. Hutton where he passed his Series 7 License Exam in 1987.

Mr. Renken  attended the Santa Monica College and Cal State Long Beach where he studied Ocean Engineering and received his AA Degree in 1987.

Nicholas Lahanas- Director

Mr. Lahanas has been a director of the Company since April 20, 2007. Mr. Lahanas co-founded Magellan Global after serving as an Investment Banker with CSG Capital Management. Prior to CSG, Mr. Lahanas worked as a Vice President of Capital Markets with Cornell Capital Partners. Prior to Cornell, Mr. Lahanas was an Associate with Friedman Billings Ramsey in their technology investment banking group. At FBR, Mr. Lahanas focused on private equity. Mr. Lahanas received a B.A. from the University of California, Berkeley.

Harry Orfanos-Director

Mr. Orfanos has been a director of the Company since April 20, 2007 until present.

Mr. Orfanos co-founded Magellan Global after serving as a Vice President of Capital Markets with Cornell Capital Partners, a multi million dollar New Jersey-based PIPE fund which focused on investing in micro-cap publicly listed companies. Prior to Cornell, Mr. Orfanos was a Vice President of Corporate Finance with Zanett Securities, a $100 million New York-based PIPE fund which focused on investing in small to mid-cap public companies. Prior to Zanett Securities, Mr. Orfanos was an Institutional Sales Trader with Santander Investment Securities in New York, New York

Mr. Orfanos received a B.S. in Finance from New York University, Stern Scholl of Business in 1987.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officers and directors receive no compensation for their services during the development stage of our business operations. They are reimbursed for any out-of-pocket expenses that they may incur on the Company’s behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings	All Other Compen-sation	Total
Roger Renken, President, Secretary, Treasurer and Director	2007	0	0	0	0	0	0	0	0

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
No Awards have been Granted or Issued	0	0	0	0	0	0	0	0	0

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Roger Renken	0	0	0	0	0	0	0
Nicholas Lahanas	0	0	0	0	0	0	0
Harry Orfanos	0	0	0	0	0	0

Option Grants.

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value.

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards.

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee.  The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

			Percentage of Ownership
	No. of Shares	No. of Shares	Before	After
Name and Address of Beneficial Owner	Before Offering	After Offering	Offering	Offering

Roger Renken	1,000,000	1,000,000	3.33%	2.94%
Harry Orfanos	7,000,000	7,000,000	23.33%	20.59%
Nicholas Lahanas	7,000,000	7,000,000	23.33%	20.59%
Magellan Global Fund	5,620,000	5,620,000	18.73%	16.53%
Orinda Advisors, LLC	8,000,000	8,000,000	26.67%	23.53%

All Officers and Directors as a Group	23,000,000	23,000,000	76.67%	67.65%

Future Sales by Existing Stockholders

A total of 30,000,000 shares have been issued to the existing stockholders, and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholders does not have any plans to sell their shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Roger Renken is the President, Secretary, and Treasurer and Chairman of the Board of Directors. We are currently operating out of offices, located at 4666 Mission Blvd, Suite 1, San Diego, California (on a rent-free basis) for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

On May 9, 2007, the Company issued 1,000,000 shares of common stock to Mr. Renken as a gift valued at $0.001 per share.

On May 9, 2007, the Company issued 7,000,000 shares of common stock to Mr. Lahanas as a gift valued at $0.001 per share.

On May 9, 2007, the Company issued 7,000,000 shares of common stock to Mr. Orfanos as a gift valued at $0.001 per share.

We do not currently have any conflicts of interest by or among our current officers, directors, key employees or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Dealer Prospectus Delivery Obligation

“Until November 5, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

          Legal and Professional Fees           $  4,500
          Accounting and auditing                    3,800
          Transfer Agent fees                             1,500
          Printing of Prospectus                            200

                        TOTAL                                $ 10,000

Item 14.   Indemnification of directors and officers.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 15.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On May 8, 2007, the Company issued a total of 30,000,000 shares of common stock to Magellan Global Fund, LP for cash at $0.001 per share for a total of $30,000.

On May 9, 2007, the Magellan Global Fund, LP issued Roger Renken  1,000,000 shares of common stock for services rendered as a gift.

On May 9, 2007, the Magellan Global Fund, LP issued Orinda Advisors, LLC 8,000,000 shares of common stock for services rendered.

On May 9, 2007, the Magellan Global Fund, LP issued Harry Orfanos 7,000,000 shares of common stock for services rendered.

On May 9, 2007, the Magellan Global Fund, LP issued Nicholas Lahanas 7,000,000 shares of common stock for services rendered.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

Item 16.   Exhibits.

The following exhibits marked with an asterisk are included with this registration statement; all other exhibits required to be filed with this registration statement were previously filed with original Form S-1 Registration Statement, filed on May 22, 2008 and can be found in their entirety on the SEC website at www.sec.gov under our SEC File Number 333-151089:

Exhibit
Number                            Description

3.1                                Articles of Incorporation
3.2                                Bylaws
5                                   Opinion re: Legality
23.1  *                          Consent of Independent Auditors
23.2                              Consent of Counsel (See Exhibit 5)
99                                 Subscription Agreement

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on October 23, 2008.

Union Pacific Resource Group Inc., Registrant

By:      /s/ Roger Renken
______________________________
Roger Renken, President, Secretary,
Treasurer, Chief Executive Officer,
Chief Financial Officer and
Principal Accounting Officer and
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Union Pacific Resource Group Inc., Registrant

By:      /s/ Roger Renken
______________________________
Roger Renken, President, Secretary,
Treasurer, Chief Executive Officer,
Chief Financial Officer and
Principal Accounting Officer and
Director

UNION PACIFIC RESOURCE GROUP, INC.

(An Exploration Stage Company)

Financial Statements

(Audited)

June 30, 2008 and 2007

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Union Pacific Resource Group, Inc.
San Diego, CA

We have audited the accompanying balance sheet of Union Pacific Resource Group, Inc. (A Development Stage Company) as of June 30, 2008 and 2007, and the related statement of operations, stockholder’s equity, and cash flows for the year ended June 30, 2008 and from Inception (April 20, 2007) through June 30, 2007 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Union Pacific Resource Group, Inc. as of June 30, 2008 and 2007, and the results of its operations and cash flows for the year ended June 30, 2008 and from Inception (April 20, 2007) through June 30, 2007 and 2008 in conformity with accounting principles generally accepted in United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
Henderson, NV
September 22, 2008

2580 Anthem Village Drive, Henderson, NV  89052
Telephone (702) 588-5960  ●  Facsimile (702) 588-5979

UNION PACIFIC RESOURCE GROUP, INC.
(An Exploration Stage Company)
Balance Sheets
(Expressed in U.S. Dollars)
(Audited)

	June 30,	June 30,
	2008	2007
	(Audited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$ 11,970	$ 26,990

Total current assets	11,970	26,990

TOTAL ASSETS	$ 11,970	$ 26,990

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ -	$ -

Total current liabilities	-	-

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 150,000,000
shares authorized; 30,000,000 shares issued and outstanding	30,000	30,000
Additional paid-in capital	4,200	-
Deficit accumulated during the development stage	(22,230)	(3,010)

Total stockholders' equity	11,970	26,990

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 11,970	$ 26,990

The accompanying notes are an integral part of these financial statements.

UNION PACIFIC RESOURCE GROUP, INC.
(An Exploration Stage Company)
Statements of Operations
(Expressed in U.S. Dollars)
(Audited)

		From Inception	From Inception
	Year	(April 20, 2007)	(April 20, 2007)
	ended	through	through
	June 30,	June 30,	June 30,
	2008	2007	2008
	(Audited)	(Audited)	(Audited)

REVENUES	$ -	$ -	$ -

EXPENSES
Selling, general and administrative	19,220	3,010	22,230

Total expenses	19,220	3,010	22,230

NET LOSS	$ (19,220)	$ (3,010)	$ (22,230)

NET LOSS PER SHARE: BASIC	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING: BASIC	30,000,000	22,500,000

The accompanying notes are an integral part of these financial statements.

UNION PACIFIC RESOURCE GROUP, INC.
(An Exploration Stage Company)
Statements of  Cash Flows
(Stated in U.S. Dollars)
(Audited)

		From Inception	From Inception
	Year	(April 20, 2007)	(April 20, 2007)
	Ended	through	through
	June 30,	June 30,	June 30,
	2008	2007	2008
	(Audited)	(Audited)	(Audited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (19,220)	$ (3,010)	$ (22,230)
Adjustments to reconcile
net loss to net cash used by
from operating activities:
Contributed capital for rent	4,200	-	-

Net cash flows used in operating activities	(15,020)	(3,010)	(22,230)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	-	30,000	30,000

Net cash flows provided by financing activities	-	30,000	30,000

NET INCREASE IN CASH	(15,020)	26,990	11,970

CASH, BEGINNING OF PERIOD	26,990	-	-

CASH, END OF PERIOD	$ 11,970	$ 26,990	$ 11,970

The accompanying notes are an integral part of these financial statements.

UNION PACIFIC RESOURCE GROUP, INC.
(An Exploration Stage Company)
Statements of  Stockholders' Equity
(Stated in U.S. Dollars)
(Audited)

				Deficit
				accumulated
	Common stock		Additional	during the	Total
	Number of		paid-in	development	stockholders'
	shares	Amount	capital	stage	equity

Balance, April 20, 2007	-	$ -	$ -	$ -	$ -

Common stock issued for
cash, May 8, 2007
at $0.001 per share	30,000,000	30,000	-	-	30,000

Net loss	-	-	-	(3,010)	(3,010)

Balance, June 30, 2007	30,000,000	30,000	-	(3,010)	26,990

Contributed capital			4,200		4,200

Net loss	-	-	-	(19,220)	(19,220)

Balance, June 30, 2008	30,000,000	$ 30,000	$ 4,200	$ (22,230)	$ 11,970

The accompanying notes are an integral part of these financial statements.

UNION PACIFIC RESOURCE GROUP, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2008 and 2007
(Audited)

NOTE 1 – ORGANIZATION AND PURPOSE

Nature of operations:

Union Pacific Resource Group, Inc. (a development stage company) (the “Company”) was incorporated under the laws of the State of Nevada on April 20, 2007.  The principal office of the corporation is 4666 Mission Avenue, Suite 1, San Diego, CA 92116.

The business purpose of the Company is to market green-bean organic and non-organic coffee grown in Papua New Guinea, as well as other spices, to coffee and spice vendors in the United States, Canada, Asia and Europe.

A Development Stage Company

The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”.  A development stage enterprise is one in which planned principal operations have not commenced; or if its operations have commenced, there have been no significant revenues derived there from.  As of June 30, 2008, the Company has not fully commenced nor has it received significant revenues from its planned principal operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Definition of Fiscal Year:

The Company’s fiscal year is June 30.

Going concern:

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has a deficit accumulated since inception (April 20, 2007) through June 30, 2008 of ($22,230). The Company will be dependent upon the raising of additional capital through placement of common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

UNION PACIFIC RESOURCE GROUP, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2008 and 2007
(Audited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes:
In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that we recognize in our financial statements the benefit of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 become effective as of the beginning of our 2008 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact that FIN 48 will have on our financial statements.

Cash and Cash Equivalents:

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.  Cash and cash equivalents are on deposit with financial institutions without restrictions.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reported period.  Actual results could differ from these estimates.

Earnings (Loss) Per Share Calculations:

Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities.  Basic earnings (loss) per share is computed using the weighted-average number of outstanding common shares during the applicable period.  Diluted earnings per share is computed using the weighted-average number of common shares and common stock equivalent shares outstanding during the period.  Common stock equivalent shares are excluded from the computation if their effect is antidilutive.  For all periods presented, the Company has sustained losses, which would make use of equivalent shares antidilutive and, as such, the calculation has not been included.

Organization Costs:
In accordance with FASB 7 and SFAS 7, organization costs are expensed as incurred.

UNION PACIFIC RESOURCE GROUP, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2008 and 2007
(Audited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, “Fair Value Measurements”.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair values.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  Management believes that the adoption of SFAS No. 157 will not have a material impact on the financial results of the Company.

In September 2006, the FASB issued SFAS No. 158, “Statement of Financial Accounting Standards” (“SFAS 158”) which amends SFAS No. 87, 88, 106, and 132(R).  Post application of SFAS 158, an employer should continue to apply the provisions in Statements 87, 88, and 106 in measuring plan assets and benefit obligations as of the date of its statement of financial position and in determining the amount of net periodic benefit cost.  SFAS 158 requires amounts to be recognized as the funded status of a benefit plan, that is, the difference between plan assets at fair value and the benefit obligation.  SFAS 158 further requires recognition of gains/losses and prior service costs or credits not recognized pursuant to SFAS No. 87 or SFAS No. 106.  Additionally, the measurement date is to be the date of the employer’s fiscal year-end.  Lastly, SFAS 158 requires disclosure in the financial statements effects from delayed recognition of gains/losses, prior service costs or credits, and transition assets or obligations.  SFAS No. 158 is effective for years ending after December 15, 2006 for employers with publicly traded equity securities and as of the end of the fiscal year ended after June 15, 2007 for employers without publicly traded equity securities.  We do not expect the adoption of SFAS No. 158 to have a material impact on its consolidated financial position, results of operations or cash flows.

In February 2007, the Financial Accounting Standards Board (FASB) issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115” (FAS 159).  FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  The provisions of FAS 159 become effective as of the beginning of our 2008 fiscal year. We are currently evaluating the impact that FAS 159 will have on our financial statements.

UNION PACIFIC RESOURCE GROUP, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2008 and 2007
(Audited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”.  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted.  The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

NOTE 3 – STOCKHOLDERS’ EQUITY

As of June 30, 2008, 150,000,000 shares of the Company’s $0.001 par value common stock had been authorized, of which 30,000,000 were issued and outstanding.  Of the total shares outstanding 30,000,000 were issued to the founding shareholders for cash of $30,000 or $0.001 per share.

The Company maintains its corporate office in the office of its President, for which it pays no rent.  The Company has recorded $4,200 of contributed capital as the fair value of the contributed rent space (Refer to Note 5 for additional information).

UNION PACIFIC RESOURCE GROUP, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2008 and 2007
(Audited)

NOTE 4 – INCOME TAXES

As of June 30, 2008, the Company had a federal operating loss carry forward of $4,232, which begins to expire around 2028. The provision for income taxes consisted of the following components for the years ended June 30, 2008 and 2007:.

                                 2008                                   2007
Current:
Federal                        $                 -                     $                  -
State                            $                 -                     $                  -
Deferred:                                     $                 -                     $                  -

Components of net deferred tax assets, including a valuation allowance, are as follows at June 30, 2008 and 2007:

 2008                                 2007
Deferred tax assets:
Net operating loss carry forward                          $          22,220                                                   $          3,010

Total deferred tax assets                                                      7,781                                                               1,054
Less: valuation allowance                                                  (7,781)                                             (1,054)

Net deferred tax assets                                            $                  -                                                    $                 -

The valuation allowance for deferred tax assets as of June 30, 2008 and 2007 was $7,781 and $1,054, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would be realized as of June 30, 2008 and 2007.

Reconciliation between the statutory rate and the effective tax rate is as follows at June 30, 2008 and 2007:

  2008                        2007

Federal statutory tax rate                                                      (35.0) %                                                   (35.0) %
                Permanent difference and other                                            35.0%                                                     35.0%

Effective tax rate                                                            -   %                                         -   %

UNION PACIFIC RESOURCE GROUP, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2008 and 2007
(Audited)

NOTE 5 – RELATED PARTY TRANSACTIONS

As of the date hereof, the Company’s officers and directors owned, or had beneficial ownership of, 28,620,000 shares of its issued and outstanding common stock, of which Magellan Global Fund, LP owns 5,620,000 shares, Orinda Advisors, LLC owns 8,000,000 shares, Harry J. Orfanos owns 7,000,000 shares, Nicholas Lahanas owns 7,000,000 shares and Roger Renken owns 1,000,000 shares, constituting 95% of the Company’s issued and outstanding common stock.

The Company maintains its corporate office in the office of its President, for which it pays no rent. The Company has recorded $4,200 as the fair value of the contributed rent space.  There are no outstanding agreements with management for administrative services to be rendered to the Company.